BOVIE MEDICAL BOARD OF DIRECTORS ANNOUNCES DECISION ON
INQUIRY REGARDING COO’S BIO

Melville, New York, November 29, 2011 - Bovie Medical Corporation (“Bovie” or the “Company”) (NYSE Amex: BVX), a manufacturer and marketer of electrosurgical products, today announced that its board of directors has completed its review of recent allegations and disclosures concerning the Company’s Chief Operating Officer, Mr. Moshe Citronowicz, that he misreported his academic credentials.

In assessing the appropriate action to be taken, the Board of Directors concluded it was in the best interest of the Company’s shareholders to retain Mr. Citronowicz, who has made significant contributions to the Company since joining in 1993, while imposing significant financial penalties and other remedial actions.

The Company’s unwavering commitment to the highest standards of business ethics resulted in the board and management having no choice but to vote for these severe penalties.

For further details, please refer to the Company’s November 29, 2011 8-K filing.

Cautionary Note on Forward-Looking Statements

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2010.  For forward-looking statements in this new release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

For further information about the Company’s current and new products, please refer to the Investor Relations section of Bovie’s website www.boviemed.com.

Investor Contact:
Buttonwood Advisory Group, Inc.
John Aneralla
1-800-940-9087